UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 29, 2010

OMEGA HEALTHCARE INVESTORS, INC.
(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 International Circle
 Suite 3500
Hunt Valley, Maryland 21030
(Address of principal executive offices / Zip Code)

(410) 427-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.                      Entry into a Material Definitive Agreement.

The disclosure contained in “Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is incorporated in this Item 1.01 by reference.

Item 2.03.                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Purchase Agreement

On September 29, 2010, Omega Healthcare Investors, Inc. (“Omega”) and certain of its subsidiaries entered into a purchase agreement (the “Purchase Agreement”) with Banc of America Securities LLC, acting on behalf of itself and as the representative of the several initial purchasers (collectively, the “Initial Purchasers”), related to Omega’s sale of $225 million aggregate principal amount of its 6¾% Senior Notes due 2022 (the “Notes”).

On October 4, 2010, Omega completed the issuance and sale of the Notes to the Initial Purchasers as contemplated by the Purchase Agreement. The Notes were sold at an issue price of 98.984% of the principal amount of the Notes plus accrued interest, if any, from October 4, 2010, resulting in gross proceeds to Omega of approximately $222,714,000.  Omega intends to use the proceeds of the offering to repay borrowings under its senior revolving credit facility, for general corporate purposes and to pay related fees and expenses.

The Notes were sold through a private placement to qualified institutional buyers pursuant to Rule 144A (and outside the United States in reliance on Regulation S) under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold absent registration under the Securities Act or applicable state securities laws or applicable exemptions from registration requirements.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby Omega, on the one hand, and the Initial Purchasers, on the other hand, have agreed to indemnify each other against, or to contribute to payments for, certain liabilities.

                Certain of the Initial Purchasers or their respective affiliates from time to time have provided in the past and may provide in the future investment banking, commercial lending and financial advisory services to Omega and it affiliates in the ordinary course of business. Affiliates of the Initial Purchasers are lenders or agents under Omega’s revolving credit facility. Certain affiliates of the Initial Purchasers are also managers under equity distribution agreements Omega entered into with respect to Omega’s equity shelf program.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the actual text of the Purchase Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Indenture

The Notes were issued pursuant to an indenture dated as of October 4, 2010 (the “Indenture”) among Omega, certain of its subsidiaries and U.S. Bank National Association, as trustee (the “Trustee”).  The Notes mature on October 15, 2022.  The Notes bear an interest rate of 6.75%, payable semi-annually in arrears on April 15 and October 15 of each year, commencing on April 15, 2011.  Interest on the Notes will accrue from October 4, 2010. All of Omega’s existing and future subsidiaries that are guarantors under Omega’s credit agreements, or other indebtedness for borrowed money of Omega or its subsidiary guarantors, will unconditionally guarantee payment of the Notes for so long as they remain guarantors under such other indebtedness.

                The Notes are Omega’s unsecured senior obligations and will rank equally with all of Omega’s existing and future senior debt and senior to all of Omega’s existing and future subordinated debt. The Notes will be effectively subordinated in right of payment to Omega’s secured indebtedness (including obligations under Omega’s revolving credit facility and term loan to the extent of the value of the assets securing such indebtedness). The Notes will be structurally subordinated to all existing and future liabilities (including indebtedness, trade payable and lease obligations) of each of Omega’s non-guarantor subsidiaries.

                Omega may redeem the Notes, in whole at any time or in part from time to time, at redemption prices of 103.375%, 102.250% and 101.125% of the principal amount thereof if the redemption occurs during the respective 12-month periods beginning on October 15 of the years 2015, 2016 and 2017, respectively, and at a redemption price of 100% of the principal amount thereof on and after October 15, 2018, in each case, plus any accrued and unpaid interest to the redemption date. In addition, Omega may redeem up to 35% of the Notes on or before October 15, 2013 with net cash proceeds from certain equity offerings at a redemption price of 106.75% of the principal amount of the Notes to be so redeemed, plus any accrued and unpaid interest to the redemption date.

                The Indenture contains certain covenants that limit the ability of Omega and its Restricted Subsidiaries (as defined in the Indenture) to, among other things, pay dividends or make certain restricted payments or investments, incur additional indebtedness, create liens, sell assets, enter into certain transactions with affiliates, create restrictions on dividends or other payments by the Restricted Subsidiaries, and merge, consolidate or sell all or substantially all of the assets of Omega or the Restricted Subsidiaries. Upon the occurrence of certain types of changes of control, the Indenture requires Omega to make an offer to repurchase the Notes at 101% of the principal amount thereof, plus any accrued and unpaid interest to the repurchase date, unless certain conditions are met.

The Indenture contains customary events of default including, without limitation, failure to make required payments, failure to comply with certain agreements or covenants, cross-acceleration to certain other indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, and failure to pay certain judgments. An event of default under the Indenture will allow either the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the Notes.

The foregoing description of the Notes and the Indenture is qualified in its entirety by reference to the actual text of the Indenture (including the forms of Notes included therein), which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance of the Notes, on October 4, 2010, Omega and certain of its subsidiaries entered into a registration rights agreement (the “Registration Rights Agreement”) with Banc of America Securities LLC, for itself and on behalf of the Initial Purchasers, pursuant to which Omega agreed to use commercially reasonable efforts to (i) file a registration statement within 220 days after the issue date of the Notes, enabling holders to exchange the Notes for publicly registered exchange notes with nearly identical terms; (ii) cause the registration statement to become effective within 270 days after the issue date of the Notes; (iii) consummate the exchange offer within 360 days after the issue date of the Notes; and (iv) file a shelf registration statement for the resale of the Notes if Omega cannot effect an exchange offer within the time periods listed above and in certain other circumstances.

                If Omega does not meet the target dates described above, the annual interest rate on the Notes will increase by 0.25% subject to certain exceptions. The amount of additional interest will increase by an additional 0.25% per year for any subsequent 90-day period until all registration defaults are cured, up to a maximum additional interest rate of 1.0% per year.

                The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the actual text of the Registration Rights Agreement, which is filed herewith as Exhibit 4.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description of Exhibit

	4.1	Indenture, dated as of October 4, 2010, by and among Omega, the guarantors named therein and U.S. Bank National Association, as trustee.

	4.2	Registration Rights Agreement, dated as of October 4, 2010, by and among Omega, the guarantors named therein, and Banc of America Securities LLC, for itself and on behalf of the Initial Purchasers.

	10.1	Purchase Agreement, dated as of September 29, 2010, by and among Omega, the guarantors named therein, and Banc of America Securities LLC, for itself and on behalf of the Initial Purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
(Registrant)

Dated: October 5, 2010.	By	/s/ C. Taylor Pickett
C. Taylor Pickett
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of October 4, 2010, by and among Omega, the guarantors named therein and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated as of October 4, 2010, by and among Omega, the guarantors named therein, and Banc of America Securities LLC, for itself and on behalf of the Initial Purchasers.

10.1	Purchase Agreement, dated as of September 29, 2010, by and among Omega, the guarantors named therein, and Banc of America Securities LLC, for itself and on behalf of the Initial Purchasers.